EXHIBIT A

     Pursuant to Rule 13d-1(f)(l)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out herein below.

Dated: July 12, 1996               HANSEATIC CORPORATION


                                   By s/Paul A. Biddelman
                                     ---------------------------
                                     Paul A. Biddelman, Treasurer


Dated: July 12, 1996
                                   s/Wolfgang Traber
                                   -------------------------
                                   Wolfgang Traber


Dated: July 12, 1996               s/Paul A. Biddelman
                                   -----------------------------
                                   Paul A. Biddelman